UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2025

NextTrip, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-38015	27-1865814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Paseo del Sol Santa Fe, New Mexico	87507
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (505) 438-2576

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NTRP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously disclosed in those Current Reports on Form 8-K filed by NextTrip, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on October 13, 2023 and January 3, 2024, on October 6, 2023 the Company entered into a Share Exchange Agreement (as amended, the “Exchange Agreement”) with NextTrip Holdings, Inc. (“NextTrip”), NextTrip Group, LLC (“NextTrip Parent”), and William Kerby, as the NextTrip Representative, pursuant to which, on December 29, 2023 (the “Closing Date”), the Company acquired NextTrip Holdings and NextTrip became a wholly owned subsidiary of the Company and the ongoing business of the Company became the business of NextTrip (the “Acquisition”). The Acquisition was treated as a reverse acquisition under the acquisition method of accounting in accordance with accounting principles generally accepted in the United States. For accounting purposes, therefore, NextTrip is considered to have acquired the Company.

In connection with closing of the Acquisition, the Company issued to NextTrip Parent’s members (the “NextTrip Sellers”) an aggregate of 156,007 restricted shares Company common stock (the “Closing Shares”), constituting 19.99% of the Company’s issued and outstanding shares of common stock immediately prior to closing of the Acquisition. Under the Exchange Agreement, the NextTrip Sellers will be entitled to receive additional shares of common stock (the “Contingent Shares,” and together with the Closing Shares, the “Exchange Shares”) upon NextTrip’s achievement of future milestones (each, a “Milestone Event”), as follows:

Milestone	Date Earned	Contingent Shares
Launch of NextTrip’s leisure travel booking platform by either (i) achieving $1,000,000 in cumulative sales under its historical “phase 1” business, or (ii) commencement of its marketing program under its enhanced “phase 2” business.	As of a date six months after the Closing Date	1,450,000 Contingent Shares

Launch of NextTrip’s group travel booking platform and signing of at least five (5) entities to use the groups travel booking platform.	As of a date nine months after the Closing Date (or earlier date six months after the Closing Date)	1,450,000 Contingent Shares

Launch of NextTrip’s travel agent platform and signing up of at least 100 travel agents to the platform (which calculation includes individual agents of an agency that signs up on behalf of multiple agents).	As of a date 12 months after the closing date (or earlier date six months after the closing date)	1,450,000 Contingent Shares

Commercial launch of PayDelay technology in the NXT2.0 system.	As of a date 15 months after the Closing Date (or earlier date six months after the closing date)	1,650,000 Contingent Shares, less the Exchange Shares issued at the closing of the Acquisition

Notwithstanding the foregoing, in no event, however, will the Contingent Shares, together with the Closing Shares, exceed 6,000,000 shares of Company common stock, subject to adjustment in the event of future stock splits, reverse stock splits and similar events.

Pursuant to Section 2.3(b)(vi) of the Exchange Agreement, whether a Milestone Event is met and the Contingent Shares are issuable under Section 2.3 is to be determined by the Company and NextTrip on a mutually agreeable date (each a “Milestone Payment Determination Date”) no later than thirty days following notice by NextTrip to the Company that such Milestone Event has been met. If Contingent Shares are determined to be issuable under this Section, the Company is required to issue such additional Contingent Shares within 60 days following each Milestone Payment Determination Date.

In connection with the Acquisition, the Company and Nasdaq determined that the issuance of Contingent Shares upon achievement of any one of the Milestone Events would result in a change in control of the Company under Nasdaq Listing Rule 5635(a). Pursuant to Nasdaq Listing Rule 5110(a), the Company was required to submit an initial listing application with Nasdaq and to obtain Nasdaq approval of the initial listing application prior to the issuance of the Contingent Shares; failure to obtain such approval in advance of the Contingent Share issuance would have resulted in Nasdaq issuing the Company a delisting determination and commencing delisting proceedings with respect to its common stock.

As further disclosed in those Current Reports on Form 8-K filed by the Company with the SEC on December 13, 2024 and January 31, 2025, on December 9, 2024 the Company and NextTrip, via William Kerby as the NextTrip Representative, entered into a forbearance agreement, which was amended by the parties on January 31, 2025 (as amended, the “Forbearance Agreement”) related to the issuance of certain of the Contingent Shares, pursuant to which NextTrip agreed to forbear from issuing the Milestone Payment Determination Date (as defined in the Exchange Agreement) notice with respect to those Milestone Events that had been achieved as of such date until March 31, 2025 or earlier in the event of a default (the “Forbearance Expiration Date”) in exchange for an agreement by the Company that, if its Nasdaq initial listing application is not approved by such date, (i) all earned Contingent Shares will be issued within five business days of the Forbearance Expiration Date and (ii) all board appointment rights will be exercised and such members will be approved within five business days of the Forbearance Expiration Date. As of the date of the Forbearance Agreement, NextTrip believed, and the Company did not dispute, that three of the four Milestone Events had been met, but due to certain regulatory delays, including the Company’s pending initial listing application with Nasdaq, NextTrip had not sent formal notice to the Company because doing so without the approval of Nasdaq’s initial listing application could trigger a delisting and suspension of trading of the Company’s common stock on Nasdaq.

As disclosed in that Current Report on Form 8-K filed by the Company with the SEC on March 28, 2025, on March 26, 2025, the Company issued an aggregate of 4,393,993 Contingent Shares to the NextTrip Sellers in satisfaction of its obligations to issue Contingent Shares upon achievement of three of the four Milestone Events (set forth above) under the Exchange Agreement. The Contingent Shares were issued prior to the Forbearance Expiration Date and after the Company received notice from Nasdaq, on March 25, 2025, that Nasdaq has approved the Company’s initial listing application.

Item 3.02 Unregistered Sales of Equity Securities.

On May 5, 2025, the Company issued an aggregate of 1,450,000 Contingent Shares to the NextTrip Sellers in satisfaction of its obligation to issue Contingent Shares upon achievement of the fourth and final Milestone Event under the Exchange Agreement. Immediately following such issuance, all Contingent Shares issuable pursuant to the Exchange Agreement have been issued, and the Company has no further commitments or obligations to issue additional shares pursuant to the Exchange Agreement.

The NextTrip Sellers qualify as “accredited investors” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Contingent Shares have not been registered under the Securities Act and were issued to the NextTrip Sellers in a transaction exempt from registration under the Securities Act in reliance upon the exemption from registration provided in Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. Accordingly, the shares, constitute, or will constitute when issued, “restricted securities” within the meaning of Rule 144 under the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTTRIP, INC.

Date: May 9, 2025	By:	/s/ William Kerby
	Name:	William Kerby
	Title:	Chief Executive Officer